Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:      C. Allan Ducker, III, Chief Executive Officer
CommunitySouth Bank & Trust
864-270-8364, aducker@csbat.com

COMMUNITYSOUTH BANK & TRUST RANKED TOPS IN AMERICA
IN START-UP BANK PROFITABILITY

Easley, SC -- July 19, 2006 -- In a comparison with other start-up banks that opened in the first quarter of 2005, CommunitySouth Bancshares, Inc. (OTCBB: CBSO) has been ranked America’s top performing de novo bank for profitability performance, according to data supplied by SNL Financial, the leading financial information provider for the financial services industry.

CommunitySouth achieved net income of $221,000 for the first quarter of 2006 – the most profit generated by any bank in the United States that opened during the same quarter. CommunitySouth ranked well ahead of the other 30 banks that opened during this period. In addition, CommunitySouth ranked fourth in asset size among the 31 banks that opened in the first quarter of 2005. None of the three banks that have grown faster than CommunitySouth have achieved profitability yet.

“Our extraordinary growth is a testament to the market’s acceptance of our unique customer service philosophy,” said C. Allan Ducker, III, Chief Executive Officer of CommunitySouth Bank & Trust. “We offer many benefits other local banks don’t – nationwide free ATMs, free online banking and bill pay, free business courier service, free checks, extended banking hours, and free freshly baked cookies. But what really sets up apart from the bank down the street is our people. When you come to CommunitySouth, we take care of you – not just your money.”

CommunitySouth, defying traditional de novo bank trends, achieved profitability in just its second full quarter of operations. The majority of start-up banks take 24 months or longer to become profitable. Of the 31 US-based banks that started operations during the first quarter of 2005, only nine banks had reached profitability one year later.

CommunitySouth’s stock is quoted on the NASDAQ’s Over the Counter Bulletin Board Quotation System under the symbol CBSO.

CommunitySouth Ranked Tops in Start-Up Bank Profitability

Most Profitable Start-up Banks in US
Opened First Quarter 2005

	As of 1st Quarter 2006

Company Name			Date	Net Income	Total Assets
Top 10	City	State	Established	(Loss) ($000)	($000)	ROAA (%)	ROAE (%)

CommunitySouth Bank & Trust	Easley	SC	01/18/2005	221	161,933	0.61	4.02
Legacy Bank	Scottsdale	AZ	01/03/2005	170	158,611	0.50	5.49
Stonegate Bank	Fort Lauderdale	FL	03/07/2005	112	145,856	0.33	1.17
Bank of Houston	Houston	TX	03/24/2005	108	88,426	0.66	2.15
First State Bank	Nashua	IA	02/21/2005	76	30,708	1.01	9.75
Western National Bank	Phoenix	AZ	02/02/2005	45	82,989	0.24	1.61
Commonwealth Business Bank	Los Angeles	CA	03/03/2005	30	148,343	0.09	0.58
Cohutta Banking Company of Tennessee	Chattanooga	TN	03/21/2005	13	44,033	0.12	0.52
Ojai Community Bank	Ojai	CA	03/03/2005	12	27,844	0.18	0.48
1st Advantage Bank	Saint Peters	MO	01/31/2005	(5)	42,138	-0.05	-0.20

CommunitySouth Bancshares, Inc., the fastest growing community bank in South Carolina, commenced operations in the Upstate on January 18, 2005. Fueled by the largest initial public offering ever for a bank in South Carolina, the company capitalized with $30 million and has since grown total assets to over $200 million.

CommunitySouth is headquartered in Easley, South Carolina and plans to cover the entire Upstate market. Currently the bank operates three full-service offices in Easley, Mauldin and Spartanburg, and plans to open full-service offices in Anderson on July 31st and in Greer in late 2006.

CommunitySouth offers a complete line of banking products and services, including commercial, consumer and mortgage loans, personal and business checking and savings accounts, free online banking with bill pay, a nationwide free ATM network, free business courier service, automated telebanc, courtesy overdraft coverage, and more.

For additional information about CommunitySouth, call 864-306-2540 or visit www.communitysouthbankandtrust.com.

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future profitability, growth, plans and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.